UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016

POLARIS FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-53115	20-8528957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:		(855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective January 31, 2016, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), terminated the amended and restated advisory agreement, dated as of March 1, 2014, among Morgan Stanley Smith Barney BHM I, LLC (the “Trading Company”), Blenheim Capital Management, L.L.C. (“Blenheim”) and the General Partner, pursuant to which Blenheim traded a portion of the Registrant’s assets. Consequently, Blenheim ceased all futures interest trading on behalf of the Trading Company (and, indirectly, the Registrant).

The General Partner has reallocated the assets formerly allocated to Blenheim among the remaining trading advisors of the Registrant.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant does not have a board of directors. The General Partner is managed by a board of directors.

Effective February 1, 2016, Frank Smith no longer serves as a director of the General Partner.

Effective February 1, 2016, Steven Ross was appointed as a director of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARIS FUTURES FUND L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: February 5, 2016